Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Statements

     On February 9, 2005, Commerce Energy Group, Inc. (Commerce), acquired certain assets of ACN Utility Services, Inc. (ACNU), a subsidiary of American Communications Network, Inc. (the Parent). The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the completed acquisition, which was accounted for as a purchase.

     The unaudited pro forma condensed combined balance sheet as of January 31, 2005, and the unaudited pro forma condensed combined statements of operations for the twelve months ended July 31, 2004 and the six months ended January 31, 2005, are presented herein. The unaudited pro forma condensed combined balance sheet was prepared using the historical balance sheet of Commerce as of January 31, 2005 and ACNU as of December 31, 2004. The unaudited pro forma condensed combined statements of operations were prepared using the historical statements of operations of Commerce for the twelve months ended July 31, 2004 and for the six months ended January 31, 2005 and for ACNU for the twelve months ended June 30, 2004 and for the six months ended December 31, 2004.

     The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it had been completed on January 31, 2005, and combines the unaudited condensed balance sheet of Commerce as of January 31, 2005 and the audited condensed balance sheet of ACNU as of December 31, 2004. The unaudited pro forma condensed combined statement of operations combines historical results of Commerce for twelve months ended July 31, 2004 and six months ended January 31, 2005 and for ACNU for the twelve months ended June 30, 2004 and the six months ended December 31, 2004 and gives effect to the acquisition as if it had occurred on August 1, 2003.

     The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations actually would have been if the events described above occurred as of the dates indicated or what such financial position or results would be for any future periods. The unaudited pro forma condensed combined financial statements, and the accompanying notes, are based upon the respective historical consolidated and combined financial statements of Commerce and ACNU, and should be read in conjunction with the historical financial statements and related notes of Commerce “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained in Commerce’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2005 and Annual Report on Form 10-K for the fiscal year ended July 31, 2004, as well as the consolidated financial statements and related notes of ACNU for the year ended December 31, 2004, which are attached as Exhibit 99.2 to Commerce’s Current Report on Form 8-K/A (Amendment No. 1) dated February 9, 2005 and filed with the Securities and Exchange Commission on April 27, 2005.

COMMERCE ENERGY GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JANUARY 31, 2005
(In thousands)

	Commerce,	ACNU,	Pro Forma		Pro Forma
	As Reported	As Reported	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$49,983	$669	$(11,984	)a	$35,457
			(669	)b
			(2,542	)d
Accounts receivable, net	32,272	14,123	(14,123	)b	32,272
Income taxes refund receivable	4,430	—	—		4,430
Inventory	—	4,776	(963	)b	3,813
Prepaid expenses and other current assets	1,352	7,569	(5,898	)b	3,023

Total current assets	88,037	27,137	(36,179)		78,995
Restricted cash and cash equivalents	4,333	120	(120	)b	6,875
			2,542	d
Deposits	6,699	—	—		6,699
Property and equipment, net	2,253	1,408	(1,408	)b	2,253
Goodwill and other intangible assets	3,595	—	6,500	a	12,095
			2,000	e

Total assets	$104,917	$28,665	$(26,665)		$106,917

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,251	$6,303	$(6,303	)b	$23,251
Accrued liabilities and lines of credit	8,004	13,901	(13,901	)b	8,004

Total current liabilities	31,255	20,204	(20,204)		31,255
Notes payable to stockholders and affiliates	—	9,592	(9,592	)b	—
Stockholders’ equity:
Common stock	60,594	25,325	(25,325	)c	62,594
			2,000	e
Unearned restricted stock compensation	(208)	—	—		(208)
Retained earnings	13,818	(26,463)	1,131	b	13,818
			25,332	c
Other comprehensive loss	(542)	7	(7	)c	(542)

Total stockholders’ equity	73,662	(1,131)	3,131		75,662

Total liabilities and stockholders’ equity	$104,917	$28,665	$(26,665)		$106,917

See accompanying Notes to Unaudited Pro forma Condensed Combined Financial Statements.

COMMERCE ENERGY GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF
OPERATIONS
FOR THE TWELVE MONTHS ENDED JULY 31, 2004
(In thousands, except per share amounts)

	Commerce,		Pro Forma		Pro Forma
	As Reported	ACNU	Adjustments		Combined
Net revenue	$210,623	$85,483	$—		$296,106
Direct energy costs	191,180	68,941	—		260,121

Gross profit	19,443	16,542	—		35,985
Selling, general and administrative expenses	33,313	16,305	109	f	49,727

Income (loss) from operations	(13,870)	237	(109)		(13,742)
Other income and expenses:
Initial formation litigation expenses	(1,562)	—	—		(1,562)
Provision for impairment on investments	(7,135)	—	—		(7,135)
Loss on termination of Summit	(1,904)	—	—		(1,904)
Minority interest share of loss	1,185	—	—		1,185
Interest expense	—	(897)	897	g	—
Interest and other income	549	—	(145)	h	404

Total other income and expenses	(8,867)	(897)	752		(9,012)

Income (loss) before benefit from income taxes	(22,737)	(660)	643		(22,754)
Benefit from income taxes	(1,017)	(1,370)	1,370	i	(1,017)

Net income (loss)	$(21,720)	$710	$(727)		$(21,737)

Income (loss) per common share:
Basic	$(0.77)	n/a	n/a		$(0.74)

Diluted	$(0.77)	n/a	n/a		$(0.74)

See accompanying Notes to Unaudited Pro forma Condensed Combined Financial Statements.

COMMERCE ENERGY GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF
OPERATIONS
FOR THE SIX MONTHS ENDED JANUARY 31, 2005
(In thousands, except per share amounts)

	Commerce,		Pro Forma		Pro Forma
	As Reported	ACNU	Adjustments		Combined
Net revenue	$119,545	$39,331	$—		$158,876
Direct energy costs	101,333	32,814	—		134,147

Gross profit	18,212	6,517	—		24,729
Selling, general and administrative expenses	16,765	5,864	55	f	22,684

Income (loss) from operations	1,447	653	(55)		2,045
Other income and expenses:
Initial formation litigation expenses	(1,601)	—	—		(1,601)
Interest expense	—	(346)	346	g	—
Interest and other income	406	—	(109)	h	297

Total other income and expenses	(1,195)	(346)	237		(1,304)

Income (loss) before benefit from income taxes	252	307	182		741
Benefit from income taxes	—	(752)	752	i	—

Net income (loss)	$252	$1,059	$(570)		$741

Income (loss) per common share:
Basic	$0.01	n/a	n/a		$0.02

Diluted	$0.01	n/a	n/a		$0.02

See accompanying Notes to Unaudited Pro forma Condensed Combined Financial Statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Pro Forma Presentation

     On February 9, 2005, Commerce Energy Group (Commerce) acquired certain assets of ACN Utility Services, Inc. (ACNU) from American Communications Network, Inc. (Parent), effective as of February 1, 2005.

     The unaudited pro forma condensed combined balance sheet as of January 31, 2005 is based on the unaudited January 31, 2005 Commerce balance sheet and the audited balance sheet of ACNU at December 31, 2004 and has been prepared to reflect the acquisition as if it had been consummated on January 31, 2005.

     The unaudited pro forma condensed combined statement of operations for the twelve months ended July 31, 2004 combines the results of operations of Commerce for the twelve months ended July 31, 2004 and the unaudited operating results for the twelve months ended June 30, 2004 of ACNU and have been prepared to reflect the acquisition as if it had occurred on August 1, 2003.

     The unaudited pro forma condensed combined statement of operations for the six months ended January 31, 2005 combines the results of operations of Commerce for the six months ended January 31, 2005 and the unaudited operating results for the six months ended December 31, 2004 of ACNU and have been prepared to reflect the acquisition as if it had occurred on August 1, 2004.

     The selected unaudited pro forma condensed combined financial information may not be indicative of the historical results that would have occurred had Commerce and ACNU been combined during these time periods or the future results that may be achieved after the acquisition.

     On a combined basis, there were no significant transactions between Commerce and ACNU during the periods presented. There are no significant differences between the accounting policies of Commerce and ACNU. Commerce has determined that the assets, personnel and systems acquired allow operations to continue substantially in the same manner as reflected in the separate financial statements of ACNU, and as a result, Commerce has reflected their results in the pro forma financial statements herein.

     The pro forma combined provision for income taxes and the pro forma combined balances of deferred taxes may not represent the amounts that would have resulted had Commerce and ACNU filed consolidated income tax returns during the periods presented. ACNU was included in their Parent’s consolidated income tax returns. Income taxes in the condensed combined financial statements herein include no additional tax benefit as management believes it is not certain that Commerce will realize the tax benefits in the foreseeable future.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(Continued)

2. Purchase Price

     The unaudited pro forma condensed combined financial statements reflect an aggregate purchase price of $14.5 million in cash and 930,233 shares of Commerce common stock, valued at $2.0 million, which are contingent upon meeting certain sales requirements and have been placed in an escrow account. The value of the shares was based upon the market price for Commerce common stock as of February 8, 2005, the date immediately prior to the closing date. The shares were initially placed in escrow and will release upon satisfaction of certain performance targets related to customer growth.

     As part of the initial purchase price, Commerce was required to fund $2.5 million of collateralized letters of credit on the closing date to guarantee its performance to various third parties. The acquisition was accounted for under the purchase method and resulted in an estimated $8.5 million of goodwill and other intangible assets, subject to final purchase price adjustments and settlements. Of the $8.5 million of goodwill and intangible assets, Commerce estimates between $2 million and $4 million will be assigned to intangibles with weighted average estimated life of two to four years. Commerce expects this to be principally valuation of customer lists. Commerce has engaged a third party firm of valuation specialists to allocate the purchase price among goodwill and other intangible assets, however, this process is not yet finalized. The result of this allocation will be disclosed in a subsequent filing.

     The assets acquired included gas inventory associated with utility and pipeline storage and transportation agreements and electricity supply, scheduling and capacity contracts, software and other infrastructure plus approximately 80,000 residential and small commercial customers. Cash, accounts receivable, deferred taxes, restricted cash, property, plant and most equipment and certain prepaid expenses and other assets were not acquired in the transaction. In addition, none of ACNU’s liabilities were assumed.

     Below is a summary of the purchase price allocation:

Assets acquired
Restricted cash and cash equivalents	$2,542,050
Natural gas inventory	3,812,677
Prepaid energy	1,670,775
Purchased goodwill and other intangible assets	8,500,000

Total purchase price	$16,525,502

     The purchase price for ACNU was determined by negotiation between Commerce’s management and ACNU’s Parent, taking into account a number of factors, including the value of the assets, the cost to Commerce to replicate the customer base, licensing and commercial systems, the historical and projected financial performance of ACNU and the valuations of certain recently acquired companies with comparable businesses and financial performance. The acquisition of ACNU was significant to Commerce as it expanded its operations from six electric markets to 17 electric and gas markets at a cost

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(Continued)

which Commerce believes is less than that of replicating ACNU’s business and in a shorter amount of time.

3. Pro Forma Net Income (Loss) Per Share

     The unaudited pro forma condensed combined statements of operations have been prepared as if the acquisition was completed as of August 1, 2003. The pro forma basic and diluted income per share are based on the weighted average number of shares of Commerce common stock outstanding during each period and the number of shares of Commerce common stock issued in connection with the acquisition. The following table shows the adjusted pro forma combined basic and diluted shares at the end of the periods presented:

			Pro Forma
	Commerce	Adjustments,	Combined
	Weighted Average	Commerce	Weighted
(in thousands)	Shares	Shares Issued	Average Shares
Shares outstanding for the period ended July 31, 2004
Basic and Diluted	28,338	930	29,268
Shares outstanding for the period ended January 31, 2005
Basic	30,528	930	31,458
Diluted	30,888	930	31,818

4. Pro Forma Adjustments

     The following pro forma adjustments are based on preliminary estimates:

a)	To reflect cash paid to acquire certain assets of ACNU in the transaction, including $6,500,000 for goodwill and other intangible assets and $5,483,452 for inventory and certain energy related assets. Cash, accounts receivable, deferred taxes, restricted cash, property, plant and most equipment and certain prepaid expenses and other assets were not acquired in the transaction. In addition, none of ACNU’s liabilities were assumed.

b)	To remove ACNU’s assets and liabilities not purchased or assumed in the transaction as further described in footnote a.

c)	To remove historical equity accounts of ACNU.

d)	To reflect cash paid to secure letters of credit.

e)	To record contingent shares issued in connection with the acquisition.

f)	To reflect estimated amortization expense of approximately $100,000 per month for intangible assets resulting from the acquisition and to remove depreciation expense related to property, plant and equipment not purchased.

g)	To remove interest expense paid to its Parent by ACNU.

h)	To reduce interest income for Commerce’s invested cash used to fund the acquisition.

i)	To remove ACNU’s benefit from income taxes.